SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

THE MAINSTAY FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

May 1, 2019

Dear Valued Shareholder,

We need your help. The Special Meeting of Shareholders of your Fund, MainStay MacKay Emerging Markets Debt Fund, is scheduled for Friday, May 24th. Our records indicate that we have not received your important proxy vote. We urge you to cast a vote for your shares as soon as possible so that we may obtain a sufficient number of votes to hold the Meeting. By voting now you will help save on the cost of additional solicitation and allow us to proceed with this important business of the Fund.

Please help us by voting today.

We need your important proxy vote before May 24th.

Information regarding the Special Meeting can be found in the proxy statement, which is available at proxyonline.com/docs/mainstaymackayemd.pdf. If you have any proxy related questions, please call 1-800-290-6426 for assistance. Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time. The Fund’s Board of Trustees recommends a vote “FOR” each of the proposals as detailed in the Notice of Special Meeting of Shareholders and Proxy Statement.

How do I vote?

There are three convenient methods below for casting your proxy vote.

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the three voting methods listed above to ensure that your vote is recorded before May 24th.

We very much appreciate your attention to this matter and your support of MainStay MacKay Emerging Markets Debt Fund.

Sincerely,

J. Kevin Gao

Secretary and Chief Legal Officer

OBO

THE MAINSTAY FUNDS

51 Madison Avenue, New York, New York 10010

May 1, 2019

Dear Valued Shareholder,

We need your help. The Special Meeting of Shareholders of your Fund, MainStay MacKay Emerging Markets Debt Fund, is scheduled for Friday, May 24th. Our records indicate that we have not received your important proxy vote. We urge you to cast a vote for your shares as soon as possible so that we may obtain a sufficient number of votes to hold the Meeting. By voting now you will help save on the cost of additional solicitation and allow us to proceed with this important business of the Fund.

Please help us by voting today.

We need your important proxy vote before May 24th.

Information regarding the Special Meeting can be found in the proxy statement, which is available at proxyonline.com/docs/mainstaymackayemd.pdf. If you have any proxy related questions, or wish to cast your vote by phone, please call 1-800-290-6426 for assistance. Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time. The Fund’s Board of Trustees recommends a vote “FOR” each of the proposals as detailed in the Notice of Special Meeting of Shareholders and Proxy Statement.

How do I vote?

There are four convenient methods below for casting your proxy vote.

1.	Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-290-6426. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded before May 24th.

We very much appreciate your attention to this matter and your support of MainStay MacKay Emerging Markets Debt Fund.

Sincerely,

J. Kevin Gao

Secretary and Chief Legal Officer

THE MAINSTAY FUNDS

51 Madison Avenue, New York, New York 10010

NOBO/REG